EXHIBIT 23.1

U.S. HOME SYSTEMS, INC. ANNUAL REPORT ON FORM 10-K

FOR FISCAL YEAR ENDED DECEMBER 31, 2002

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-96753) pertaining to the 2000 Stock Compensation Plan, and the Registration Statement (Form S-3 - SEC File No. 333-63776) of our report dated March 12, 2003, with respect to the consolidated financial statements and financial statement schedule of U.S. Home Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ ERNST & YOUNG LLP
Ernst & Young LLP

Fort Worth, Texas

March 19, 2003